Exhibit 99.1

Workday Announces Fiscal 2019 Second Quarter Financial Results

Total Revenues of $671.7 Million, Up 27.9% Year Over Year

Subscription Revenue of $565.7 Million, Up 30.2% Year Over Year

Subscription Revenue Backlog of $5.5 Billion, Up 26.0% Year Over Year

PLEASANTON, Calif., Sept. 4, 2018 — Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2019 second quarter ended July 31, 2018.

Fiscal Second Quarter Results

•	Total revenues were $671.7 million, an increase of 27.9% from the second quarter of fiscal 2018. Subscription revenues were $565.7 million, an increase of 30.2% from the same period last year.

•

Operating loss was $89.0 million, or negative 13.2% of revenues, compared to an operating loss of $81.6 million, or negative 15.5% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $68.1 million, or 10.1% of revenues, compared to a non-GAAP operating income of $49.0 million, or 9.3% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was flat at $0.40 when compared to the prior year period. Non-GAAP net income per diluted share was $0.31, compared to a non-GAAP net income per diluted share of $0.24 in the same period last year.[2]

•

Operating cash flows were $57.6 million and free cash flows were $4.3 million. For the trailing twelve months, operating cash flows were $512.4 million and free cash flows were $337.8 million, representing year over year growth of 36.1% and 36.5%, respectively.[3]

•	Cash, cash equivalents, and marketable securities were $3.0 billion as of July 31, 2018. Unearned revenues were approximately $1.5 billion, a 21.3% increase from the same period last year.

Comments on the News

“Q2 was another strong quarter. We once again increased the number of both finance and HR customers in the Fortune 500 and made significant progress on our acquisition of Adaptive Insights to further enable customers to plan, execute, and analyze all in one system,” said Aneel Bhusri, co-founder and CEO, Workday. “With our focused product strategy, continued investment in opening our platform, and relentless commitment to customer success, we continue to add levers that drive enduring growth and our long-term position as the trusted partner for finance, HR, and business transformation.”

“We executed extremely well in Q2, delivering another strong quarter of outperformance,” said Robynne Sisco, co-president and chief financial officer, Workday. “Based on our second quarter results, and inclusive of the acquisition of Adaptive Insights, we are raising our fiscal 2019 revenue outlook and now expect subscription revenue of $2.341 to $2.348 billion, or growth of 31%. We expect our third quarter subscription revenue to be between $609 and $611 million, representing 31% to 32% growth. We are excited to welcome Adaptive Insights to Workday and look forward to the future of the combined company.”

Recent Highlights

•

Workday unveiled its plans to acquire Adaptive Insights, a leading cloud-based company for modernizing business planning, and most recently announced the completion of the acquisition, with the company operating as Adaptive Insights, a Workday company.

•

Workday was ranked #4 on the list of the 100 Best Workplaces for Millennials by Fortune and Great Place to Work Institute. In addition, Workday was ranked #6 on the list of the Best Large Workplaces in Europe by Great Place to Work Institute.

•

Underscoring its ongoing commitment to privacy, Workday announced its support for comprehensive U.S. and global privacy laws based on the Organization for Economic Cooperation and Development’s Fair Information Principles.

•

Workday acquired Stories.bi and Rallyteam – two companies with expertise in leveraging machine learning – to power Workday products with even more intelligence so customers can better understand and react to business needs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2019 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast.

The webcast will be available live and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

[1]

Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[3]

Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fiscal year 2019 subscription revenue projections and growth, products, and its acquisition of Adaptive Insights. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Adaptive Insights’ operations or failure to achieve the expected benefits of this or any other acquisition transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Adaptive Insights business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; and (x) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2018 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2018. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$1,693,743	$1,134,355
Marketable securities	1,291,352	2,133,495
Trade and other receivables, net	457,496	528,208
Deferred costs	66,274	63,060
Prepaid expenses and other current assets	105,173	97,860

Total current assets	3,614,038	3,956,978
Property and equipment, net	678,525	546,609
Deferred costs, noncurrent	140,423	140,509
Acquisition-related intangible assets, net	35,927	34,234
Goodwill	175,073	159,376
Other assets	121,074	109,718

Total assets	$4,765,060	$4,947,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,910	$20,998
Accrued expenses and other current liabilities	119,972	121,879
Accrued compensation	140,340	148,247
Unearned revenue	1,393,848	1,426,241
Current portion of convertible senior notes, net	226,877	341,509

Total current liabilities	1,913,947	2,058,874
Convertible senior notes, net	950,132	1,149,845
Unearned revenue, noncurrent	89,376	110,906
Other liabilities	36,381	47,434

Total liabilities	2,989,836	3,367,059
Stockholders’ equity:
Common stock	218	211
Additional paid-in capital	3,869,111	3,354,423
Treasury stock	(193,679)	—
Accumulated other comprehensive income (loss)	(12,431)	(46,413)
Accumulated deficit	(1,887,995)	(1,727,856)

Total stockholders’ equity	1,775,224	1,580,365

Total liabilities and stockholders’ equity	$4,765,060	$4,947,424

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$565,659	$434,527	$1,087,808	$834,263
Professional services	106,061	90,793	202,555	170,918

Total revenues	671,720	525,320	1,290,363	1,005,181

Costs and expenses (1):
Costs of subscription services	87,523	65,931	167,768	125,729
Costs of professional services	112,707	92,264	210,433	169,177
Product development	292,840	221,103	556,424	417,542
Sales and marketing	202,464	171,952	395,235	327,661
General and administrative	65,168	55,699	120,749	106,901

Total costs and expenses	760,702	606,949	1,450,609	1,147,010

Operating loss	(88,982)	(81,629)	(160,246)	(141,829)
Other income (expense), net	1,613	938	(2,235)	(725)

Loss before provision for (benefit from) income taxes	(87,369)	(80,691)	(162,481)	(142,554)
Provision for (benefit from) income taxes	(1,213)	1,841	(1,915)	4,022

Net loss	$(86,156)	$(82,532)	$(160,566)	$(146,576)

Net loss per share, basic and diluted	$(0.40)	$(0.40)	$(0.75)	$(0.71)

Weighted-average shares used to compute net loss per share, basic and diluted	215,932	207,028	214,517	205,453

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$8,521	$6,580	$16,398	$12,271
Costs of professional services	12,518	9,301	23,310	17,322
Product development	75,354	56,923	143,865	107,952
Sales and marketing	29,367	25,942	54,979	49,101
General and administrative	21,303	22,777	41,170	42,665

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(86,156)	$(82,532)	$(160,566)	$(146,576)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,226	33,501	80,890	65,298
Share-based compensation expenses	147,063	121,523	279,722	229,311
Amortization of deferred costs	17,061	14,009	33,421	27,646
Amortization of debt discount and issuance costs	17,490	6,785	35,629	13,735
Other	(4,894)	1,927	(14,183)	6,185
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(104,758)	(71,422)	63,944	40,393
Deferred costs	(23,943)	(19,437)	(36,549)	(30,818)
Prepaid expenses and other assets	(5,446)	(8,968)	3,042	(12,018)
Accounts payable	5,987	10,778	13,941	10,213
Accrued expenses and other liabilities	(15,182)	(13,472)	(3,555)	(9,383)
Unearned revenue	68,168	22,434	(53,887)	1,162

Net cash provided by (used in) operating activities	57,616	15,126	241,849	195,148
Cash flows from investing activities
Purchases of marketable securities	(526,216)	(285,197)	(1,434,342)	(898,448)
Maturities of marketable securities	655,205	371,471	1,341,881	813,341
Sales of marketable securities	914,938	180,863	942,297	189,937
Owned real estate projects	(49,537)	(22,996)	(88,770)	(52,535)
Capital expenditures, excluding owned real estate projects	(53,346)	(38,528)	(102,208)	(69,121)
Business combinations, net of cash acquired	(26,737)	—	(26,737)	—
Purchase of other intangible assets	(1,000)	—	(1,000)	—
Purchases of non-marketable equity and other investments	(1,000)	(5,000)	(3,400)	(5,450)
Sale and maturities of non-marketable equity and other investments	—	732	—	732

Net cash provided by (used in) investing activities	912,307	201,345	627,721	(21,544)
Cash flows from financing activities
Payments on convertible senior notes	(350,005)	—	(350,005)	—
Proceeds from issuance of common stock from employee equity plans	38,686	32,274	41,297	34,527
Other	(59)	(32)	(116)	(76)

Net cash provided by (used in) financing activities	(311,378)	32,242	(308,824)	34,451
Effect of exchange rate changes	(162)	715	(582)	583

Net increase (decrease) in cash, cash equivalents, and restricted cash	658,383	249,428	560,164	208,638
Cash, cash equivalents, and restricted cash at the beginning of period	1,037,435	501,104	1,135,654	541,894

Cash, cash equivalents, and restricted cash at the end of period	$1,695,818	$750,532	$1,695,818	$750,532

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$14	$46	$33	$46
Cash paid for income taxes	1,492	1,262	3,206	2,608
Non-cash investing and financing activities:
Vesting of early exercised stock options	$—	$282	$—	$564
Purchases of property and equipment, accrued but not paid	63,052	33,219	63,052	33,219
Non-cash additions to property and equipment	307	485	365	627

			July 31,
			2018	2017
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows
Cash and cash equivalents			$1,693,743	$748,599
Restricted cash included in Other assets			2,075	1,933

Total cash, cash equivalents, and restricted cash			$1,695,818	$750,532

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$87,523	$(8,521)	$(3,787)	$—	$—	$75,215
Costs of professional services	112,707	(12,518)	(519)	—	—	99,670
Product development	292,840	(75,354)	(3,960)	—	—	213,526
Sales and marketing	202,464	(29,367)	(1,039)	—	—	172,058
General and administrative	65,168	(21,303)	(731)	—	—	43,134
Operating income (loss)	(88,982)	147,063	10,036	—	—	68,117
Operating margin	(13.2)%	21.9%	1.4%	—%	—%	10.1%
Other income (expense), net	1,613	—	—	17,490	—	19,103
Income (loss) before provision for (benefit from) income taxes	(87,369)	147,063	10,036	17,490	—	87,220
Provision for (benefit from) income taxes	(1,213)	—	—	—	16,004	14,791
Net income (loss)	$(86,156)	$147,063	$10,036	$17,490	$(16,004)	$72,429
Net income (loss) per share (1)	$(0.40)	$0.68	$0.05	$0.08	$(0.10)	$0.31

(1)

GAAP net loss per share is calculated based upon 215,932 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,404 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $4.7 million and amortization of acquisition-related intangible assets of $5.3 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2017

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$65,931	$(6,580)	$(208)	$—	$59,143
Costs of professional services	92,264	(9,301)	(379)	—	82,584
Product development	221,103	(56,923)	(6,602)	—	157,578
Sales and marketing	171,952	(25,942)	(1,126)	—	144,884
General and administrative	55,699	(22,777)	(754)	—	32,168
Operating income (loss)	(81,629)	121,523	9,069	—	48,963
Operating margin	(15.5)%	23.1%	1.7%	—%	9.3%
Other income (expense), net	938	—	—	6,785	7,723
Income (loss) before provision for (benefit from) income taxes	(80,691)	121,523	9,069	6,785	56,686
Provision for (benefit from) income taxes	1,841	—	—	—	1,841
Net income (loss)	$(82,532)	$121,523	$9,069	$6,785	$54,845
Net income (loss) per share (1)	$(0.40)	$0.59	$0.04	$0.01	$0.24

(1)

GAAP net loss per share is calculated based upon 207,028 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 225,610 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $4.3 million and amortization of acquisition-related intangible assets of $4.8 million.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$167,768	$(16,398)	$(8,239)	$—	$—	$143,131
Costs of professional services	210,433	(23,310)	(2,220)	—	—	184,903
Product development	556,424	(143,865)	(12,757)	—	—	399,802
Sales and marketing	395,235	(54,979)	(3,619)	—	—	336,637
General and administrative	120,749	(41,170)	(2,598)	—	—	76,981
Operating income (loss)	(160,246)	279,722	29,433	—	—	148,909
Operating margin	(12.4)%	21.7%	2.2%	—%	—%	11.5%
Other income (expense), net	(2,235)	—	—	35,629	—	33,394
Income (loss) before provision for (benefit from) income taxes	(162,481)	279,722	29,433	35,629	—	182,303
Provision for (benefit from) income taxes	(1,915)	—	—	—	32,870	30,955
Net income (loss)	$(160,566)	$279,722	$29,433	$35,629	$(32,870)	$151,348
Net income (loss) per share (1)	$(0.75)	$1.30	$0.14	$0.17	$(0.22)	$0.64

(1)

GAAP net loss per share is calculated based upon 214,517 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 236,706 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $19.0 million and amortization of acquisition-related intangible assets of $10.4 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2017

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$125,729	$(12,271)	$(754)	$—	$112,704
Costs of professional services	169,177	(17,322)	(1,285)	—	150,570
Product development	417,542	(107,952)	(15,564)	—	294,026
Sales and marketing	327,661	(49,101)	(2,800)	—	275,760
General and administrative	106,901	(42,665)	(2,072)	—	62,164
Operating income (loss)	(141,829)	229,311	22,475	—	109,957
Operating margin	(14.1)%	22.8%	2.2%	—%	10.9%
Other income (expense), net	(725)	—	—	13,735	13,010
Income (loss) before provision for (benefit from) income taxes	(142,554)	229,311	22,475	13,735	122,967
Provision for (benefit from) income taxes	4,022	—	—	—	4,022
Net income (loss)	$(146,576)	$229,311	$22,475	$13,735	$118,945
Net income (loss) per share (1)	$(0.71)	$1.12	$0.11	$0.01	$0.53

(1)

GAAP net loss per share is calculated based upon 205,453 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 223,825 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $12.8 million and amortization of acquisition-related intangible assets of $9.7 million.

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$57,616	$15,126	$241,849	$195,148
Capital expenditures, excluding owned real estate projects	(53,346)	(38,528)	(102,208)	(69,121)

Free cash flows	$4,270	$(23,402)	$139,641	$126,027

	Trailing Twelve Months Ended July 31,
	2018	2017
Net cash provided by (used in) operating activities	$512,428	$376,435
Capital expenditures, excluding owned real estate projects	(174,623)	(128,917)

Free cash flows	$337,805	$247,518

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeitures rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

•

Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

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Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate also assumes no new acquisition activity in the three-year period and considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings or construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For the current fiscal year, these costs primarily represent the construction of our new development center, which is anticipated to be completed in fiscal 2020.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:

Michael Magaro

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contact:

Jeff Shadid

+1 (405) 834-7777

Jeff.Shadid@Workday.com